UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) August 1, 2017 (July 31, 2017)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers

Panhandle Oil and Gas Inc. today announced that Chad L. Stephens III was appointed to the Company’s board of directors. Mr. Stephens is currently the Senior Vice President of Corporate Development at Range Resources Corporation in Ft. Worth, TX. His appointment increases the board’s size to eight members. He currently serves on Range’s internal hedging committee and is responsible for the oversight of all gas, oil and NGL marketing and sales. He received a Bachelor of Arts degree in Finance and Land Management from the University of Texas at Austin.

Mr. Stephens was appointed to replace Darryl Smette who is retiring. Mr. Smette will continue to serve on the board until December 31, 2017, in order to ensure a smooth transition.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit

Number  Description

99.1Press Release issued by Panhandle Oil and Gas Inc., dated August 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	August 1, 2017

EXHIBIT INDEX

Exhibit

Number  Description

99.1Press Release issued by Panhandle Oil and Gas Inc., dated August 1, 2017